UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 4/13/2007

Owens Corning

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-33100

DE	43-2109021
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

One Owens Corning Parkway, Toledo, OH 43659

(Address of Principal Executive Offices, Including Zip Code)

419-248-8000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01.	Entry into a Material Definitive Agreement.

Owens Corning’s Credit Agreement, dated as of October 31, 2006, with Citibank, N.A., as administrative agent, and various lenders (the “Credit Agreement”) requires that all domestic subsidiaries of Owens Corning (the “Company”) (other than those accounting for less than 5% of the consolidated net tangible assets and consolidated net income of the Company and its domestic subsidiaries) must be guarantors under the Credit Agreement. These guarantor requirements were satisfied when certain domestic subsidiaries of the Company became guarantors under the Credit Agreement on October 31, 2006. On or around January 1, 2007, the Company undertook an internal restructuring to realign its overall corporate structure along business unit lines. As a result of this restructuring, the assets of certain of the Company’s subsidiaries were transferred to other subsidiaries. To reflect such restructuring and to comply with the requirements contained in the Credit Agreement, the following subsidiaries of the Company were added as guarantors under the Credit Agreement on April 13, 2007: CDC Corporation, Engineered Pipe Systems, Inc., Eric Company, Falcon Foam Corporation, INTEGREX Ventures, LLC, Jefferson Holdings Inc., Modulo USA LLC, Norandex Distribution, Inc., OCCV1, Inc., OCCV2, LLC, OCCV3, LLC, OCCV4, LLC, Owens Corning Composite Materials, LLC, Owens Corning Construction Services, LLC, Owens Corning Cultured Stone, LLC, Owens Corning Fabwel, LLC, Owens-Corning Fiberglas Technology II, LLC, Owens Corning Foam Insulation, LLC, Owens Corning Franchising, LLC, Owens-Corning Funding Corporation, Owens Corning HOMExperts, Inc., Owens Corning HT, Inc., Owens Corning Insulating Systems, LLC, Owens Corning Overseas Holding, Inc., Owens Corning Roofing and Asphalt, LLC, Owens Corning Science and Technology, LLC, Owens Corning U.S. Holdings, LLC, and Palmetto Products, Inc. (collectively, the “New Guarantors”) by executing a joinder agreement (the “Joinder Agreement”). A copy of the Joinder Agreement is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Pursuant to the terms of the Indenture, dated as of October 31, 2006 (the “Indenture”) among the Company, the guarantors named therein (the “Original Guarantors”), and LaSalle Bank National Association, as trustee (the “Trustee”), any wholly-owned domestic subsidiaries of the Company that become guarantors under the Credit Agreement must become guarantors of the notes issued pursuant to the Indenture. Therefore, on April 13, 2007 the Company, the Original Guarantors, the New Guarantors and the Trustee entered into a First Supplemental Indenture (the “Supplemental Indenture”). The Supplemental Indenture adds the New Guarantors as guarantors of the $1.2 billion aggregate principal amount of senior notes issued by the Company pursuant to the Indenture. A copy of the Supplemental Indenture is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

Exhibit 99.2 contains financial information from Owens Corning’s Annual Report on Form 10-K for the year ended December 31, 2006 as supplemented in order to include financial information with respect to the Original Guarantors and the New Guarantors (collectively, the “Subsidiary Guarantors”).

The information presented in Item 15 – “Exhibits and Financial Statement Schedules” of Owens Corning’s Annual Report on Form 10-K for the year ended December 31, 2006 is supplemented in this Current Report on Form 8-K, for all periods presented in such Annual Report on Form 10-K, solely to add footnote 26, entitled “Condensed Consolidating Financial Statements”, which contains condensed consolidating financial information for: (i) the Company; (ii) the Subsidiary Guarantors on a combined basis; (iii) other subsidiaries of the Company on a combined basis; (iv) consolidating adjustments and (v) the total consolidated amounts.

Information included in Owens Corning’s Annual Report on Form 10-K for the year ended December 31, 2006 is supplemented solely to present the condensed consolidating financial information described above and no attempt has been made to update that information or other information presented in the Annual Report on Form 10-K to reflect other subsequent events.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of April 13, 2007.

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Joinder Agreement, dated as of April 13, 2007.

99.2	Financial Statements and Supplementary Data.

SIGNATURE

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Owens Corning

Date: April 13, 2007	By:	/s/ Rodney A. Nowland
Rodney A. Nowland
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of April 13, 2007.

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Joinder Agreement, dated as of April 13, 2007.

99.2	Financial Statements and Supplementary Data.